                                                                      EXHIBIT 24


                                POWER OF ATTORNEY



Each of the undersigned officers and/or directors of Towne Bancorp, Inc., an Ohio corporation (Corporation), hereby appoints Jerome C. Bechstein as his or her true and lawful attorney-in-fact, in his or her name and on his or her behalf, and in any and all capacities stated below, and to cause to be filed with the Securities and Exchange Commission, the Corporation's Annual Report on Form 10-KSB (Annual Report) for the fiscal year ended December 31, 1998, and likewise to sign and file any amendments, including post-effective amendments, to the Annual Report, hereby granting unto such attorney the full power and authority to do and perform in the name and on behalf of the undersigned, and in any and all such capacities, every act and thing whatsoever necessary to be done in and about the premises as fully as the undersigned could or might do in person, hereby granting to such attorney-in-fact full power of substitution and revocation, and hereby ratifying all that such attorney-in-fact or his substitutes may do by virtue hereof.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney in counterparts if necessary, effective as of March 31, 1999.


      SIGNATURE                         TITLE                      DATE
      ---------                         -----                      ----

/s/ Jerome C. Bechstein    Chief Executive Officer, President    March 31, 1999
-------------------------  and Director (Principal Executive     --------------
Jerome C. Bechstein        Officer and Chief Accounting Officer)


/s/ Lois Brigham           Senior Vice President,                March 31, 1999
-------------------------  Secretary and Director                --------------
Lois Brigham

/s/ John Weinert           Director                              March 31, 1999
-------------------------                                        --------------
John Weinert